Exhibit B
INVESTMENT SUB-ADVISORY AGREEMENT
AGREEMENT made as of this 1st day of
June 2007, by and between Nuveen Asset
Management, a Delaware corporation and a registered investment adviser (Manager), and
Tradewinds Global Investors, LLC, a
Delaware
limited liability company and a federally registered investment adviser (Sub-Adviser).
WHEREAS, Manager serves as the
investment manager for the Nuveen Multi-
Strategy
Income and Growth Fund, formerly known
as
Nuveen Preferred and Convertible Income
Fund
(the Fund), a closed-end management
investment
company registered under the Investment
Company Act of 1940, as amended (the
1940 Act) pursuant to an Investment
Management Agreement between Manager
and the Fund (as such agreement may be
modified from time to time, the
Management Agreement); and
WHEREAS, Manager desires to retain Sub-
Adviser as its agent to furnish investment advisory services for a certain designated portion of the Funds investment portfolio, upon the terms and conditions hereafter set forth;
NOW, THEREFORE, in consideration of
the mutual covenants herein contained, the parties hereto agree as follows:
Appointment.  Manager hereby
appoints Sub-Adviser to provide certain
 sub-investment advisory services to the
Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.
Services to be Performed.  Subject
always to the supervision of Funds
Board of Trustees and the Manager,
Sub-Adviser will furnish an
investment program in respect of,
place all orders for the purchase and
sale of securities for the portion of
the Funds investment portfolio
allocated by Manager to Sub-
Adviser, all on behalf of the Fund
and as described in the investment
policy section of the Funds initial
registration statement on Form N-2
as declared effective by the
Securities and Exchange
Commission, as such policies
described therein may subsequently
be changed by the Funds Board of
Trustees and publicly described.  In
the performance of its duties, Sub-
Adviser will satisfy its fiduciary
duties to the Fund, will monitor the
Funds investments in securities
selected for the Fund by the Sub-
Adviser hereunder, and will comply
with the provisions of the Funds
Declaration of Trust and By-laws,
as amended from time to time, and
the stated investment objectives,
policies and restrictions of the Fund.
Manager will provide Sub-Adviser
with current copies of the Funds
Declaration of Trust, By-laws,
prospectus and any amendments
thereto, and any objectives, policies
or limitations not appearing therein
as they may be relevant to Sub-
Advisers performance under this
Agreement.  Sub-Adviser and
Manager will each make its officers
and employees available to the other
from time to time at reasonable
times to review investment policies
of the Fund and to consult with each
other regarding the investment
affairs of the Fund.  Sub-Adviser
will report to the Board of Trustees
and to Manager with respect to the
implementation of such program.
The Sub-Adviser will vote all proxies
solicited by or with respect to the issuers of securities which assets of the Funds investment portfolio allocated by Manager to Sub-Adviser are invested, consistent with its proxy voting guidelines and based upon the best interests of the Fund.The
Sub-Adviser will maintain appropriate
records detailing its voting of proxies on behalf of the Fund and upon reasonable request will provide a report setting forth the proposals voted on and how the Funds shares were voted, including the name of the corresponding issuers.
Sub-Adviser is authorized to select the
brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Funds orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund, or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub
Advisers overall responsibilities with
respect to its accounts, including the Fund, as to which it exercises investment discretion. In addition, if in the judgment of the Sub-Adviser, the Fund would be benefited by supplemental services, the
Sub-Adviser is authorized to pay spreads or commissions to brokers or dealers furnishing such services in excess of spreads or commissions that another broker or dealer may charge for the same transaction, provided that the Sub-Adviser determined in good faith that the commission or spread paid was reasonable in relation to the services provided. The
Sub-Adviser will properly communicate to the officers and trustees of the Fund such information relating to transactions for the Fund as they may reasonably request. In no instance will portfolio securities be purchased from or sold to the Manager, Sub-Adviser or any affiliated person of either the Fund, Manager, or Sub-Adviser, except as may be permitted under the 1940
Act;
Sub-Adviser further agrees that it:
(a) will use the same degree of skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;
(b) will conform to all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;
(c) will report regularly to Manager and to the Board of Trustees of the Fund and will make appropriate persons available for the purpose of reviewing with representatives of Manager and the Board of Trustees on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund with respect to the portion of the Funds portfolio allocated to the Sub-Adviser, the performance of the Funds investment portfolio allocated to the Sub-Adviser in relation to standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Manager;
(d) will monitor the pricing of portfolio securities, and events relating to the issuers of those securities and the markets in which the securities trade in the ordinary course of managing the portfolio securities of the Fund, and will notify Manager promptly of any issuer-specific or market events or other situations that occur (particularly those that may occur after the close of a foreign market in which the securities may primarily trade but before the time at which the Funds securities are priced on a given day) that may materially impact the pricing of one or more securities in Sub-Advisers portion of the portfolio. In addition, Sub-Adviser will assist
 Manager in evaluating the impact that such an event may have on the net asset value of the Fund and in determining a recommended fair value of the affected security or securities; and
(e) will prepare such books and records with respect to the Funds securities transactions for the portion of the Funds investment portfolio allocated to the Sub-Adviser as requested by the Manager and will furnish Manager and Funds Board of Trustees such periodic and special reports as the Board or Manager may reasonably request.
Expenses.  During the term of this
Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities
(including brokerage ommissions, if any) purchased for the Fund.Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Manager will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a portfolio management fee equal to the portion specified below of the investment management fee payable by the Fund to the Manager, pursuant to the Management
Agreement, with respect to the Sub-Advisers allocation of Fund net assets (including net assets attributable to FundPreferred Shares and the principal amount of any borrowings), as the net amount of such fee is reduced by the obligation of Manager to reimburse certain fees and expenses to the Fund pursuant to an Expense Reimbursement
Agreement of even date herewith by and between the Fund and the Manager, as such agreement may be modified from time to time:


Daily Net Assets
Percentage of Net Management Fee
Up to
$200 million

55.0%

200 million to $300 million

52.5%

$300 million and over

50.0%


The portfolio management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund allocated to the Sub-Advisor, determined in the manner established by the Funds Board of Trustees, as of the close of business on the last preceding business day on which the Funds net asset value was determined.

For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

Manager shall not agree to amend the financial terms of the Expense Reimbursement Agreement or the Management Agreement to the detriment of the Sub-Adviser by operation of this Section 4 without the express written consent of the Sub-Adviser.

 Services to Others. Manager understands, and has advised Funds Board of Trustees, that Sub-
Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to one or more other investment companies that are not a series of the Fund, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Manager recognizes, and has advised Funds
Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. It is further agreed that, on occasions when the Sub-
Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other accounts, it may, to the extent permitted by applicable law, but will not be obligated to, aggregate the securities to be so sold or purchased for the Fund with those to be sold or purchased for other accounts in order to obtain favorable execution and lower brokerage commissions. In addition, Manager understands, and has advised
Funds Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Advisers duties under this Agreement will not devote their full such efforts and service to the Fund. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts or for managing its own accounts.

6.Limitation of Liability. The
Sub-Adviser shall not be liable for, and Manager will not take any action against the Sub-Adviser to hold Sub-Adviser liable for, any error of judgment or mistake of law or for any loss suffered by the Fund (including, without limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of the Sub-
Advisers duties under this Agreement, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

7.Term; Termination;
Amendment.  This Agreement shall become
effective with respect to the Fund on the same date as the Management Agreement between the Fund and the Manager becomes effective, provided that it has been approved by a vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements of the 1940 Act, and shall remain in full force until August 1, 2008 unless sooner terminated as hereinafter provided.
This Agreement shall continue in force from year to year thereafter with respect to the Fund, but only as long as such continuance is specifically approved for the Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for the Fund, the Sub-Adviser may continue to serve in such capacity for the Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.
This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Manager on no less than sixty (60) days written notice to the Sub-Adviser. This Agreement may also be terminated by the Fund with respect to the Fund by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of such Fund on no less than sixty (60) days written notice to the Sub-Adviser by the Fund.
This Agreement may be terminated with respect to the Fund at any time without the payment of any penalty by the Manager, the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action that results in a breach of the covenants of the Sub
Adviser set forth herein.
The terms assignment and vote of a majority of the outstanding voting securities shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder. Termination of this
Agreement shall not affect the
right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in
Section 4 earned prior to such termination.  This
Agreement shall automatically terminate in the event the Management Agreement between the Manager and the Fund is terminated, assigned or not renewed.

8.Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party
If to the Manager:If to the Sub-Adviser:

Nuveen Asset Management Tradewinds Global
Investors
333 West Wacker Drive 2049 Century Park East
Chicago, Illinois 60606 Los Angeles, CA 90067
Attention:   John P. Amboian Attention:  Mr.
Michael Mendez


With a copy to:

Nuveen Investments
333 West Wacker Drive
Chicago, Illinois 60606
Attention: General Counsel

or such address as such party may designate for the receipt of such notice.
9.Limitations on Liability. All parties hereto are expressly put on notice of the Funds Agreement and Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. The obligations of the Fund entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund and those assets belonging to the subject Fund, for the enforcement of any claims.
10 Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11.Applicable Law. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 9 hereof which shall be construed in accordance with the laws of Massachusetts) the laws of the State of Illinois.


IN WITNESS WHEREOF, the Manager and the
Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.
NUVEEN ASSET MANAGEMENT, a Delaware corporation


By:  _/s/ Julia L. Antonatos
Title:  Managing Director
TRADEWINDS GLOBAL INVESTORS, LLC, a Delaware limited
liability company


By:  _/s/ Jane K. Crist
Title:  _Senior Vice President



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